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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated June 12, 1996 of our reports, included in the Prospectus which constitutes part of the filing on Form S-1 (Registration No. 333-1726) and dated February 23, 1996 (except for Note 26 as to which the date is March 25, 1996), on our audits of the consolidated financial statements and financial statement schedules of Terra Nova (Bermuda) Holdings Ltd. and Terra Nova Insurance Company Limited. We also consent to the reference to our firm under the caption "Experts".


                                                /s/ Coopers & Lybrand
                                                -----------------------
                                                    Coopers & Lybrand
Hamilton, Bermuda
June 12, 1996